UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Empire Energy Corporation International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMPIRE ENERGY CORPORATION INTERNATIONAL

4500 College Boulevard, Suite 240

Leawood, Kansas 66211

(913) 469-5615

Dear Stockholder:

The 2007 Annual Meeting of Stockholders of Empire Energy Corporation International (the “Company”) will be held at the Overland Park Marriott, 10800 Metcalf, Overland Park, Kansas 66210 on November 15, 2007 at 2:00 p.m. local time.

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

As in the past, we will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/ S. A. SEHSUVAROGLU
S. A. Sehsuvaroglu President, Chief Executive Officer and Director

, 2007

Empire Energy Corporation International

Notice of Annual Meeting of Stockholders

Notice is hereby given that the Annual Meeting of Stockholders of Empire Energy Corporation International (the “Company”) will be held in Overland Park, Kansas as follows:

Date:	November 15, 2007
Time:	2:00 p.m.
Place:	Overland Park Marriott 10800 Metcalf Overland Park, Kansas 66210

The purpose of the meeting is to vote on the following matters:

1.	To elect five members of the Board of Directors;

2.	To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 300,000,000 to 600,000,000 shares;

3.	To ratify the appointment of UHY Haines Norton LLP as our independent certified public accountants to audit our financial statements for the fiscal year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

The Board of Directors has fixed the close of business on October 15, 2007 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof. Only holders of the Company’s common stock at the close of business on the record date are entitled to vote at the Annual Meeting.

Further information about the meeting is contained in the accompanying Proxy Statement.

Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

By Order of the Board of Directors

/s/ S. A. SEHSUVAROGLU
S. A. Sehsuvaroglu President, Chief Executive Officer and Director

Leawood, Kansas

            , 2007

Empire Energy Corporation International

4500 College Boulevard, Suite 240

Leawood, Kansas 66211

(913) 663-2310

PROXY STATEMENT

Annual Meeting of Stockholders

November 15, 2007

Introduction

This proxy statement contains information about the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Empire Energy Corporation International (the “Company” or “Empire”). The meeting will be held at the Overland Park Marriott, 10800 Metcalf, Overland Park, Kansas 66210, on November 15, 2007, at 2:00 p.m. local time, and at any postponements or adjournments thereof. The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about             , 2007 to stockholders entitled to vote at the Annual Meeting. Only one copy of this proxy statement, notice and annual report on Form 10-KSB is being delivered to stockholders who share an address, unless we have received contrary instructions from those stockholders. Upon written or oral request, we will undertake to deliver promptly a separate copy of this proxy statement, notice and annual report on Form 10-KSB. Requests for such additional copies this year or in future years should be directed to our Corporate Secretary at the address or telephone number above. If two or more stockholders sharing an address are receiving multiple copies and wish to receive only a single copy, they can submit a request to the same address and telephone number above.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1. To elect S. A. Sehsuvaroglu, Michael W. Roberts, Clive F. Burrett, Tad M. Ballantyne and John C. Garrison as Directors to serve until their terms expire in 2008, each to serve until his successor is duly elected and qualified;

2. To approve an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 300,000,000 to 600,000,000 shares;

3 To ratify the appointment of UHY Haines Norton LLP as our independent certified public accountants to audit our financial statements for the fiscal year ending December 31, 2007; and

4. To transact such other business as may properly come before the meeting.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

Stockholders of record as of the close of business on October 15, 2007 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of October 15, 2007, there were 206,379,784 shares of our Class A Common Stock issued of which 183,879,784 shares are outstanding and entitled to vote. As of October 15, 2007, there were 100,919 shares of our Class B Redeemable Voting Common Stock issued and outstanding, all of which are entitled to vote. Two subsidiaries of Empire, minority-owned but controlled Pacific Rim Foods Limited and wholly-owned Batego Limited, collectively hold 22,500,000 shares of our Class A Common Stock, which shares will not be voted nor will they be counted for quorum or voting calculation purposes. Holders of each class of Empire common stock are entitled to one vote per share and are not allowed to cumulate votes. The Class A Common Stock and the Class B Redeemable Voting Common Stock vote together as a single class. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope. A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees for the Board of Directors (Proposal No. 1), FOR the proposal to amend the Company’s Articles of Incorporation to increase the number of authorized shares (Proposal No. 2), FOR ratification of UHY Haines Norton LLP as the Company’s independent accountants (Proposal No. 3) and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

Revoking a Proxy

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Annual Meeting will not automatically revoke that stockholder’s previously submitted proxy.

Quorum and Voting Requirements

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Abstentions and broker-dealer non-votes will be counted as “shares present” in determining whether this quorum has been reached. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

With respect to Proposal No. 1, the five candidates receiving the highest number of votes cast in favor of their election shall be elected as directors. With respect to Proposals Nos. 2 and 3, the Proposals will each be approved if the number of votes in favor of the respective Proposal exceeds the number of votes against that Proposal. Any other matter properly subject to vote at the Annual Meeting will be approved if the number of votes in favor of such matter exceeds the votes against, unless a greater number of affirmative votes is required by law or by the Company’s Articles of Incorporation. Votes will be tabulated by inspectors of election appointed in accordance with applicable law.

Proxy Solicitation Costs and Methods

The Company will pay the cost of soliciting proxies, including the preparation, assembly, and mailing of material. Directors, officers, and regular employees of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation in respect of such solicitations.

Description of Securities

The Company is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock,” $0.001 par value and “Class B Redeemable Voting Common Stock,” $0.0001 par value. The total number of shares of common stock that the Corporation is authorized to issue is 300,000,000, with 6,750,000 shares of that being Class B Redeemable Voting Common Stock. As of the record date, there are a total of 206,379,784 shares of its Class A Common Stock issued, 183,879,784 shares of Class A Common Stock outstanding and 100,919 shares of Class B Redeemable Voting Common Stock issued and outstanding. The holders of the Company’s outstanding common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The two classes of common stock vote together as a single class.

Stockholders of the Company have no pre-emptive rights to acquire additional shares of common stock or other securities. The Class A Common Stock is not subject to redemption rights and carries no subscription or conversion rights. The Class B Redeemable Voting Common Stock is subject to redemption at par value upon conversion into Class A Common Stock on a one-to-one basis. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in Company corporate assets after satisfaction of all liabilities. All shares of the common stock now outstanding are fully paid and non-assessable.

There is no provision in the Company’s Articles of Incorporation, as amended, or Bylaws, as amended, that would delay, defer, or prevent a change in control of the Company.

The Company’s Annual Report

A copy of Empire’s annual report on Form 10-KSB for the year ended December 31, 2006 is enclosed with this proxy statement but does not form part of this proxy statement. Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to Empire Energy Corporation International, 4500 College Boulevard, Suite 240, Leawood, Kansas 66211, Attention: Corporate Secretary, or by telephone at (913) 663-2310.

Executive Officers and Directors

Our executive officers and directors, and certain information about them, including their ages as of August 25, 2007, are as follows:

Name	Age	Position
S. A. Sehsuvaroglu	52	President, Chief Executive Officer and Director
Michael W. Roberts	55	Chairman and Director
John C. Garrison	56	Chief Financial Officer, Secretary, Treasurer and Director
Tad M. Ballantyne	51	Director
Clive F. Burrett	58	Director

The following is a brief description of the principal occupation and recent business experience of each of our executive officers and directors:

Directors and Executive Officers

S. A. Sehsuvaroglu

S. A. (Al) Sehsuvaroglu was appointed President, Chief Executive Officer and Director in August 2007. He has over 29 years experience in the oil and gas industry. He served as President and Chief Executive Officer of Big Sky Energy Corporation from January 2005 to January 2007 and as the Vice-Chairman of the Kazakhstan Petroleum Association from 2003 to 2007, dealing with national oil & gas production issues and providing consultancy to Legislative Bodies during preparation of energy related laws. He was one of the founding members and Director of the Board of Kazakhstan-Canadian Business Association. From 2001 to 2004, Mr. Sehsuvaroglu served as Senior Vice-President Operations and later as Sr. VP Corporate Planning & Economics at Nelson Resources Limited, supervising an operation with a daily production that increased from zero to over 40,000 barrels of oil per day in three years. From 2000 to 2001, Mr. Sehsuvaroglu was Country Director for Kazakhstan for Halliburton’s Kellogg Brown & Root division. From 1978 to 2000, he served in various engineering and management roles with the multinational service company Halliburton, having worked in USA, Europe, Central Asia and Africa. Mr. Sehsuvaroglu is a graduate Nuclear Engineer from Kansas State University and is a Registered Petroleum Engineer in the State of Texas.

Michael W. Roberts

Michael W. Roberts was appointed Chairman and Director in August 2007. He has over 20 years investment experience in oil and gas exploration companies. From 1993 through June 2006, Mr. Roberts served as Property Developer for Parkview International, the developer of the Battersea Power Station Site, and as CEO of Primeline Petroleum Corporation, the parent of an oil and gas exploration group focusing on offshore China and listed on the Toronto Stock Exchange. Since December 2006, he has served as Chairman of Zeehan Zinc Limited, an Australian mining company listed on the London Stock Exchange’s AIM Market. Mr. Roberts is a qualified accountant and previously had a career in investment banking in London and the Far East. He also now serves as an independent non-executive director on the board of Bukon Jedah Resources.

John C. Garrison

John C. Garrison has been a director of the Company since April 1999 and was appointed Chief Financial Officer in August 2007. Mr. Garrison is a certified public accountant with over thirty years of experience in accounting, auditing and financial management. He served as corporate secretary, director and chief accounting officer of Infinity, Inc., a publicly traded oilfield service and oil and gas exploration and development company from April 1995 to August 1999. He is also a director of Quest Resource Corporation, a publicly traded energy company. He is licensed to practice public accountancy in Kansas and Missouri and has been involved in an active practice since 1976. Mr. Garrison received a degree in business administration and accounting from Kansas State University in 1974.

Tad M. Ballantyne

Tad M. Ballantyne, was appointed as an independent member of the board of directors in October 2005 and has served as President of our subsidiary Pacific Rim Foods Ltd. since March 2006. Mr. Ballantyne has been CEO of Hoopeston Foods, Inc. since March of 2004. Mr. Ballantyne is a director and chairman of the audit committee of Life Partners Holdings, Inc., and is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., L.C. Thomn Inc., Jilin Jimei Foods, Ltd., Pacific Rim, and other companies engaged in manufacturing and food processing industries as well as real estate acquisition. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 15 years, Mr. Ballantyne has been, on a global basis, in the business of acquiring and operating troubled companies or assets being divested by public and private companies. In addition, he has been both an officer and director of a public company, Amacan Resources Corporation, previously engaged in the oil and gas business on the production and refining side. He holds a Bachelor of Arts degree in business management from the University of Wisconsin.

Clive F. Burrett

Dr. Clive F. Burrett of Hobart, Tasmania, was appointed to the board of directors in October 2005. Dr. Burrett was a founding member in 1995 of the Board of Directors of Great South Land Minerals Limited which is a wholly owned subsidiary of Empire. He currently serves as President of Great South Land Minerals Limited. Dr. Burrett received his Bachelor of Science with honors from the University of London in 1970, and a PhD from the University of Tasmania in 1978. He was a Professor of Geology in the School of Earth Sciences in the University of Tasmania. He previously served as Chairman of the Department of Geology from 1998 to 2002. He has published over 100 scientific papers and edited the standard volume on the “Geology of Tasmania.” He has also supervised a graduate study focusing on the Paleozoic basin evolution in Tasmania and Laos. Dr. Burrett has consulted on applied aspects of basin evolution, petroleum, lead and zinc deposits to companies such as Shell, CRA, Oxania and BHP in Australia, Oman, Laos, China and Thailand.

There are no family relationships among our executive officers, Directors or former Directors.

Adverse Interests of Directors, Officers and Substantial Shareholders

We are unaware of any material proceeding to which any of our directors, officers or affiliates or any owner of record or beneficially of more than 5 percent of any class of our common stock is a party adverse to Empire in which any of them has a material interest adverse to Empire.

Director Independence, Board Classifications and Committees

Based on the NASDAQ independence standards, Michael Roberts is the only Director that is independent. The Company does not presently have any Directors that meet the NASDAQ standard of independence required for audit committee membership.

The directors of the Company are elected each year at the annual meeting of shareholders for a term of one year. Each Director serves until the expiration of his term or until the earlier of his death, resignation, or removal, or until his successor has been qualified. Executive officers of the Company are appointed by the Board of Directors on an annual basis and serve until their successors are appointed by the Board of Directors or by the Company’s shareholders. Currently, our directors are not compensated for their Board services, although their expenses in attending meetings are reimbursed. The Company’s Board of Directors functions as its audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements, and their audit report; and reviewing management’s administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document. Mr. John C. Garrison functions as a financial expert when the board acts in the role of an audit committee, but Mr. Garrison serves as chief financial officer, treasurer, company secretary and assists in our internal accounting functions and cannot be considered independent as defined by the NASDAQ standard of independence required for audit committee membership.

In serving in its role as the Company’s audit committee, the Board of Directors has

•	reviewed and discussed with management the audited financial statements;

•	discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•

received written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 and discussed with the independent accountants the independent accountant’s independence.

Customarily, an audit committee would additionally recommend to the board of directors that the audited financial statements be included in a company’s annual report on Form 10-KSB for each fiscal year for filing with the Securities and Exchange Commission. Since the Board as a whole serves the audit function, no such recommendation was made, but the Board as a whole determined to include the audited financial statements in the filing.

Due to the limited scope of our current operations, the Company does not have either a separate nominating committee or a separate compensation committee. The Board reviews from time to time the advisability of establishing such committees, but does not foresee establishing either until and unless we are able to recruit qualified independent directors and we begin commercial production of our tenement at SEL 13/98.

The Board as a whole participates in the consideration of Director nominees, considering the interest, education and experience qualifications of each candidate in relation to the needs of the Board and the experience and qualifications of the existing Board members. The Board intends to increase the number of independent Directors through request of referrals, search and network identification, considering the desire to expand the knowledge and talent breadth of experience of the board as a total. The Board believes that these nomination procedures are reasonable and appropriate for the development stage of the Company. Accordingly, there is presently no mechanism to request approval from shareholders of nomination matters.

The Board as a whole participates in consideration of executive officer and Director compensation. The Board does not delegate compensation reviews or decisions. The Board negotiates with the Company’s executive with the intent that the compensation will place the executive in the fiftieth to seventy-fifth percentiles for companies comparable to the intended activity of the Company. Directors presently receive no compensation, however the Board intends to develop a board compensation program as independent directors are recruited that will place the independent Directors at a similar level for companies comparable to the intended activity of the Company. The Board believes that these compensation programs are reasonable and appropriate for the development stage of the Company. Accordingly, there is presently no mechanism to request approval from shareholders of compensation matters.

Number of Meetings

In our fiscal year ended December 31, 2006, the Board of Directors did not meet but acted by consent seven times. All Directors are encouraged but not required to attend annual meetings.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by sending correspondence to the Board of Directors, c/o the Corporate Secretary of the Company, at our corporate address above. It is our practice to forward all such correspondence to the Board of Directors or to individual members addressed in such communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the reports on Forms 3, 4, and 5 furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the year ended December 31, 2006 the Company’s executive officers, Directors, and greater than 10 percent beneficial owners timely filed all reports they were required to file under Section 16(a), except as follows:

Name	Description of Transaction	Form Required	Deadline for filing	Date Actually Filed
Malcolm Bendall	50,000 shares of our Class A Common Stock issued from the exercise of options on February 8, 2006 at a price of AU$.01 per share.	Form 4	2/10/2006	Not filed

Malcolm Bendall	26,000,000 shares of our Class A Common Stock issued on December 27, 2006 to repay direct loans owed to Mr. Bendall and to pay him bonus compensation.	Form 4	12/29/2006	Not filed

Clive Burrett	50,000 shares of our Class A Common Stock issued from the exercise of options on February 8, 2006 at a price of AU$.01 per share.	Form 4	2/10/2006	Not filed

Tad Ballantyne	1,500,000 shares of our Class A Common Stock issued on March 10, 2006 in a private placement to Mackay Limited Partnership, over which Mr. Ballantyne has control.	Form 4	3/13/2006	9/29/2006

Tad Ballantyne	7,500,000 shares of our Class A Common Stock issued on March 10, 2006 in a private placement to Pacific Rim Foods, Ltd., of which Mr. Ballantyne is the Chairman and CEO.	Form 4	3/13/2006	9/29/2006

Compensation of Directors and Executive Officers

Compensation Philosophy and Processes

We seek to provide a level of compensation for our executive officers that is competitive with publicly-traded companies similar in both size and industry. We hope to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus and equity compensation.

Summary Compensation Table for 2006 and 2005

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earrings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Malcolm Bendall	2006	157,704	—	939,000	215,333	—	—	—	1,312,037
President, Principal Executive Officer and Principal Financial Officer	2005	450,973	—	—	—	—	—	—	450,973

Mr. Bendall earned compensation through his consulting company Bass Gas and Oil of 157,704 during 2006. In December 2006, three-year options to purchase common shares at a price of $0.16 were vested. Also in December 2006, Mr. Bendall agreed to settle company liabilities owed to him and he received bonus compensation. Both amounts were paid by the company issuing a total of 26,000,000 common shares. Mr. Bendall resigned his positions of President, Chief Executive Officer, Chief Financial Officer and Director in August 2007.

Outstanding Equity Awards At December 31, 2006

Name and Principal Position (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Malcolm Bendall	6,000,000	0.16	31/12/2009
Principal Executive Officer, Principal Financial Officer

Director Compensation For 2006

Name (a)	Directors Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)
Tad Ballantyne	—	—	(1)	(1)
Clive Burrett	—	21,533	(2)	77,617
John Garrison	—	—	(3)	(3)
Keith Laing (4)	—	—	—	—
Malcolm Bendall(5)	—	—	—	—

(1)	Mr. Ballantyne also serves as manager of the Pacific Rim subsidiary and received 1,500,000 shares of Empire common stock valued at $225,000 in 2006 as compensation for a five-year management agreement.
(2)	Mr. Burrett also serves as a director and manager of the Great South Land Minerals Limited subsidiary and received compensation of $56,084 in that capacity. In December 2006, three-year options to purchase 600,000 shares of common stock at a price of $0.16 were vested.
(3)	Mr. Garrison earned consulting and accounting fees in the amount of $190,000 during 2006.
(4)	Mr. Laing resigned from the Board effective January 18, 2007.
(5)	Mr. Bendall resigned from the Board effective August 22, 2007.

Independent Public Accountants

The Company requires that our accounting firm maintain independence and attest annually that such independence is maintained.

Fees for audit and related services by our accounting firm, UHY Haines Norton LLP, for the fiscal years ended December 31, 2006 and 2005 were as follows:

	2006	2005
1) Audit fees	$121,000	$105,000
2) Audit related fees	$15,000	0
3) Tax fees	0	0
4) All other fees	0	0

Representatives of UHY Haines Norton LLP are not expected to be present at the Annual Meeting. Accordingly, they will not be available to make a statement or to respond to questions.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2007 by (1) each person who, to our knowledge, beneficially owns more than 5 percent of the outstanding shares of our common stock (aggregate of Class A Common Stock and Class B Redeemable Voting Common Stock); (2) each of our Directors and executive officers presently holding such a position or who in 2006 held such a position; and (3) all of our executive officers and Directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following August 31, 2007 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all shares of Class B Redeemable Common Stock have been converted on a one-for-one basis into corresponding shares of our Class A Common Stock.

Beneficial Ownership as of August 31, 2007

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Stock	S. A. Sehsuvaroglu 4500 College Blvd, Suite 240 Leawood, Kansas 66211	(1)	*

Class A Common Stock	Michael W. Roberts 4500 College Blvd, Suite 240 Leawood, Kansas 66211	(2)	*

Class A Common Stock	John C. Garrison 7211 High Drive Prairie Village, KS 66208	2,022,288 Direct Direct option to acquire 2,000,000 shares at $.20AU	2.2%

Class A Common Stock	Tad M. Ballantyne 3505 Chatham Street Racine, WI 53402 USA	9,000,000(3)	4.7%

Class A Common Stock	Clive F. Burrett 22 Hinman Drive Kingston, Tasmania 7050	565,632 Direct Option to acquire 600,000 more at AU $0.20 per share	*

Class A Common Stock	Keith W. Laing (8) P.O. Box 551 Berwick, Victoria, Australia 3806	0	*
Class A Common Stock	Malcolm R. Bendall (4) 37 Nicholas Drive Sandy Bay, Hobart, Tasmania Australia 7005	20,250,000 Direct 7,739,434 Indirect (5) Option to acquire 4,000,000 shares at $.20AU held directly	17.0%

All officers and directors as a group		37,187,920(6)	24.2	%(6)

Class A Common Stock	RAB Special Situations Master Fund Limited 1 Adam Street London, England WG2N 6LE	17,100,000(7)	9.3%

Class A Common Stock	Wind City Inc., Inc. c/- 501 Brickell Key Drive Suite 200 Miami, FL 33131 USA	Direct Warrants to acquire 60,000,000 shares at $0.15 US	24.6%

*	less than 1%
(1)	Mr. Sehsuvaroglu’s employment contract includes options to purchase 18,574,103 shares of Empire common stock of which 6,191,368 are vested and will be exercisable within 60 days, subject to the approval of shareholders to amend the Articles of Incorporation of the Company to authorize additional shares of common stock. If the shareholders do not approve the increase in number of authorized shares, the Company and Mr. Sehsuvaroglu intend to negotiate alternative incentive-based compensation.
(2)	The Company has been negotiating with a company owned by Mr. Roberts, MR Associates LLP, regarding the assignment of an exploration license in Tasmania covering a tenement adjacent to Great South Land Minerals Limited’s license area. The draft agreement presently contemplates issue of shares and options exercisable for shares in aggregate amount of 19,500,000 shares of the Company’s Class A Common Stock, subject to the approval of shareholders to amend the Articles of Incorporation of the Company to authorize additional shares of common stock.
(3)	This number includes 7,500,000 shares owned by Pacific Rim, of which Mr. Ballantyne is the Chairman and CEO and has the right to vote and depository power over 49% ownership and 1,500,000 shares held by Mackay Limited Partnership, over which Mr. Ballantyne has control.
(4)	On August 22, 2007 the Company accepted the resignation of Mr. Bendall as President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.
(5)	Of the shares, 7,739,434 are owned by trusts or entities that may be controlled by Mr. Bendall and 20,250,000 shares are issued in Mr. Bendall’s name.
(6)	The amount of shares and percent of class represented in these figures includes shares owned by Mr. Bendall. If Mr. Bendall’s shares are not included, the amount and nature of beneficial ownership of the directors and officers as a group is 11,587,920 shares, totaling 7.6% of the class.
(7)	This number does not include the shares of stock in the aggregate amount of 21,883,333 underlying the Class A Warrants, Class B Warrants and 6% convertible debenture held by the investor. Each of these warrants and the convertible debenture has restrictions on exercise or conversion such that the holder’s beneficial ownership interest may not exceed 9.99% of the issuer’s issued and outstanding voting securities at the time of any such conversion or exercise.
(8)	On January 18, 2007, the Board accepted the resignation of Mr. Laing from the Board.

Except for the nomination of Michael Roberts by Malcolm Bendall to serve as Chairman of the Board as disclosed below under the caption “Proposal No. 2 – MR Associates Put and Call Options Agreement,” there are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Transactions with Related Persons

The Company presently owes Mr. Malcolm Bendall, the former President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company, $840,000 from deferred compensation and unreimbursed expenses. We have begun negotiations with Mr. Bendall to issue shares of our Class A Common Stock to him as full and final satisfaction of outstanding indebtedness. The terms of the transaction have not been finalized but Empire expects to complete this settlement agreement by issuing approximately 5,600,000 shares out of treasury stock held by subsidiaries. Completion of this settlement agreement is not contingent on approval of Proposal No. 2 in this proxy statement to increase the total of authorized shares.

The Company has entered into negotiations with Mr. Bendall to employ him as a consultant to the Company. In light of Mr. Bendall’s unique knowledge of the Company’s operations and the geology and prospects of our license area, we believe his continued participation on a consulting basis will be helpful. Terms for such an arrangement have not been finalized and are still subject to negotiation, but are expected to exceed in value $120,000 per year.

The Company has entered into negotiations with MR Associates, a sole trader wholly-owned by the Chairman of the Board of Directors, Michael Roberts, regarding the possible transfer of an interest in real property in exchange for the issuance of shares of our Class A Common Stock. This transaction is described in greater detail below under “Proposal No. 2 – MR Associates Put and Call Option Agreement.”

PROPOSAL NO. 1

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors has nominated S. A. Sehsuvaroglu, Michael W. Roberts, John C. Garrison, Tad M. Ballantyne and Clive F. Burrett to serve as directors until 2008 or until their respective successors are elected and qualified:

MR. S. A. SEHSUVAROGLU—DIRECTOR, to serve until the 2008 Annual Meeting of Stockholders

MR. MICHAEL W. ROBERTS—DIRECTOR, to serve until the 2008 Annual Meeting of Stockholders

MR. JOHN C. GARRISON—DIRECTOR, to serve until the 2008 Annual Meeting of Stockholders

MR. TAD M. BALLANTYNE—DIRECTOR, to serve until the 2008 Annual Meeting of Stockholders

DR. CLIVE F. BURRETT—DIRECTOR, to serve until the 2008 Annual Meeting of Stockholders

Vote Required

The five candidates receiving the highest number of votes cast in favor of their election shall be elected as directors. Broker non-votes will not be considered shares entitled to vote with respect to the election of any Director individually, or the Directors collectively, and will not be counted as votes for or votes withheld.

Recommendation

The Board of Directors recommends that stockholders vote FOR the election of Mr. Sehsuvaroglu, Mr. Roberts, Mr. Garrison, Mr. Ballantyne and Dr. Burrett.

Unless marked otherwise, proxies received will be voted FOR the election of each nominee.

* * * *

PROPOSAL NO. 2

AUTHORIZE AN AMENDMENT TO THE ARTICLES OF INCORPORATION

TO INCREASING THE AUTHORIZED NUMBER OF

COMMON SHARES FROM 300,000,000 TO 600,000,000

The Board of Directors has approved and recommends that the stockholders approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000. The Board recommends the increase in the number of authorized shares to allow the Company to raise additional capital through the sale of its shares, to pursue growth through acquisitions and to employ equity-based compensation for officers and employees as needed.

Summary

The Company has used issuance of shares of common stock and securities convertible into or exercisable for common stock to raise the capital needed to conduct exploration for oil and gas as required by our exploration license. As of August 31, 2007, the vast majority of the Company’s authorized shares have either been issued or reserved against future issuance pursuant to the terms of outstanding convertible securities. We expect that we will need flexibility to issue and sell more common stock or convertible securities for proceeds necessary to continue exploration as required by the terms of the license.

In addition to future financing needs, the Company has negotiated certain agreements that management expects will require in the near future issuance or commitment of approximately 39,000,000 shares of our Class A Common Stock contingent on approval of this Proposal No. 2 by the Shareholders. In order to provide sufficient information to inform the Shareholders’ vote regarding the agreements, each is set out in greater detail below.

Mr. Sehsuvaroglu’s Employment Agreement

On August 15, 2007 the Company entered into an employment agreement with Mr. Sehsuvaroglu whereby Mr. Sehsuvaroglu agreed to serve as our Chief Executive Officer and President. Among other provisions, Mr. Sehsuvaroglu’s Employment Agreement calls for the Company to issue, subject to Shareholder approval of an increase in the number of authorized shares, Mr. Sehsuvaroglu options to acquire, in the aggregate, 18,574,103 shares of the Company’s Class A Common Stock. If Shareholder approval is not received, then we will negotiate with Mr. Sehsuvaroglu alternative forms of incentive-based compensation.

Mr. Sehsuvaroglu’s Employment Agreement includes equity-based incentives in his compensation. The Employment Agreement calls for the Company to issue to Mr. Sehsuvaroglu options to purchase 18,574,103 shares of the Company’s Class A Common Stock, equivalent to 9 percent of the then issued and outstanding common stock. The options expire on September 1, 2012 and have the vesting and pricing terms described below.

•	Options over 4,127,579 shares vest on August 15, 2007 and are exercisable at a price of $0.15 per share.

•	Options over 2,063,781 shares vest on August 15, 2007 and are exercisable at a price of $0.50 per share.

•	Options over 4,127,579 shares vest on August 15, 2008 and are exercisable at a price of $0.15 per share.

•	Options over 2,063,781 shares vest on August 15, 2008 and are exercisable at a price of $1.00 per share.

•	Options over 4,127,578 shares vest on August 15, 2009 and are exercisable at a price of $0.15 per share.

•	Options over 2,063,781 shares vest on August 15, 2009 and are exercisable at a price of $1.50 per share.

Full details about Mr. Sehsuvaroglu’s Employment Agreement were filed with the Securities and Exchange Commission on Form 8-K on August 27, 2007.

MR Associates Put and Call Options Agreement.

The Company has been negotiating with a sole trader, MR Associates LLP, that is wholly owned by our Chairman, Mr. Michael Roberts. MR Associates has rights under a special exploration license SEL 5/2005 granted by the Tasmanian government to conduct exploration for oil and natural gas on a plot of land adjacent to the license area held by our subsidiary Great South Land Minerals Limited. The parties have negotiated a draft agreement whereby each party has an option to require the other party to close an underlying transaction. The underlying transaction is the transfer by MR Associates of all title and interest in SEL 5/2005 in consideration of 17 million shares of our Class A Common Stock. As consideration to MR Associates for entering into the agreement, Empire would issue 2.5 million shares of Class A Common Stock. Certain conditions for exercise of the option include:

•	Michael Roberts being appointed to the Board of Directors of Empire, which condition was met in full on August 22, 2007;

•	Michael Roberts being nominated by Malcolm Bendall to serve as the chair of Empire’s Board of Directors, which condition was met in full on August 22, 2007;

•	Empire having obtained no less than US $15 million (net) in financing to be used for drilling wells in the license areas;

•	Empire having appointed Mr. S.A. Sehsuvaroglu or another internationally recognized executive in the oil and gas industry as Chief Executive Officer; and

•	Empire and MR Associates having entered into an Override Royalty Agreement providing Michael Roberts a portion of certain net revenues from certain identified drill locations.

The exercise period would last for 180 days from entry into the agreement and would be extendable for an additional 180 days at Empire’s option upon payment of AUD $500,000 from Empire to MR Associates.

If we enter into this agreement, full disclosure and a copy of the final agreement will be filed promptly with the Securities and Exchange Commission.

As the sole beneficial owner of MR Associates, Mr. Roberts would receive the full value of any consideration MR Associates receives in this transaction, if it occurs, i.e., 2.5 million shares of our Class A Common Stock immediately on signature, 17 million shares if the agreement is signed and completed, and AUD $500,000 if Empire decides to extend the option period.

Special Exploration License, SEL 5/2005 provides exploration rights for hydrocarbons, (excluding oil shale and coal bed methane) in an area of approximately 13,336 sq. km. covering the majority of the sedimentary basin in the northern part of the island of Tasmania.

Future Financings

The Company has no specific plans relating to the bulk of the shares, if authorized. Price and terms of any issuance of securities, other than those relating to the contracts described above, have not been determined at present and would only be determined at the time of a financing.

The principal purposes of financings would be to raise additional capital to fund operations and development of property under license. Accordingly, with the number of shares currently outstanding, the anticipated offering of equity to raise capital to fund ongoing operations, and the shares issuable upon exercise of outstanding stock options, the Company needs to increase the number of its authorized shares of capital stock from 300,000,000 to 600,000,000, in order to accomplish its business plan.

Date of Effectiveness

The increase in the number of shares, if approved, would be effective after stockholder approval and upon filing an amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada.

Vote Required

The affirmative vote of a majority of the outstanding shares is required to approve this proposal. Management intends to vote “FOR” the proposal to increase the authorized shares from 300,000,000 to 600,000,000. Abstentions will have the same effect as a vote against approval. Broker non-votes will not be considered shares entitled to vote with respect to the approval of the amendment to the Company’s Articles of Incorporation to increase the authorized number of common shares and will not be counted as votes for or against approval.

Recommendation

The Board of Directors recommends that the Company’s Stockholders vote “FOR” the proposal to increase the authorized shares from 300,000,000 to 600,000,000.

* * * *

PROPOSAL NO. 3

APPOINTMENT OF AUDITOR

The Company appointed the accounting firm of UHY Haines Norton LLP as our independent auditors to audit the Company’s financial statements for the year ending December 31, 2007. A resolution to ratify the appointment will be presented at the Annual Meeting.

Vote Required

The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker non-votes will not be considered shares entitled to vote with respect to the ratification of the auditors and will not be counted as votes for or against ratification.

Recommendation

The Board of Directors recommends that stockholders vote “FOR” the appointment of UHY Haines Norton LLP as our independent auditors for 2007.

* * * *

Stockholder Proposals for 2008 Annual Meeting

The Company’s Bylaws provide that the annual meeting of the Company’s stockholders shall be held each year. The Company must receive any Empire stockholder proposal for the Annual Meeting of stockholders in 2008 before February 26, 2008, for the proposal to be included in the Empire proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by May 11, 2008, proxy holders may use their discretionary voting authority when the matter is raised at the meeting, and there will be no obligation to include any discussion of the matter in the proxy statement.

Incorporation by Reference of Annual Report on Form 10-KSB

This proxy statement incorporates by reference our Form 10-KSB for the fiscal year ended December 31, 2006, a copy of which is set forth as Appendix A to this proxy statement and which contains important information about the Company and its financial condition that is not included in this proxy statement.

Other Matters

The Board of Directors does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ S. A. SEHSUVAROGLU
S. A. Sehsuvaroglu President, Chief Executive Officer and Director

                    , 2007

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	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

01-	S. A. Sehsuvaroglu, as a Director, to serve until the 2008 Annual Meeting of Stockholders	☐	☐

01-	Michael W. Roberts, as a Director, to serve until the 2008 Annual Meeting of Stockholders	☐	☐

01-	John C. Garrison, as a Director, to serve until the 2008 Annual Meeting of Stockholders	☐	☐

01-	Tad M. Ballantyne, as a Director, to serve until the 2008 Annual Meeting of Stockholders	☐	☐

01-	Clive F. Burrett, as a Director, to serve until the 2008 Annual Meeting of Stockholders	☐	☐

B	Increase in Authorized Shares of Common Stock

2. The Board of Directors recommends a vote FOR the amendment of the Articles of Incorporation to increase authorized capital from 300 million to 600 million shares of common stock.

		For	Against	Withhold
02-	Amend Articles of Incorporation to increase authorized common stock from 300 million to 600 million shares.	☐	☐	☐

C	Ratify appointment of UHY Haines Norton LLP as independent auditors for 2007

3. The Board of Directors recommends a vote FOR the appointment of UHY Haines Norton LLP as independent auditors for 2007.

		For	Against	Withhold
03-	Appointment of UHY Haines Norton LLP as independent auditors for 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy - EMPIRE ENERGY CORPORATION INTERNATIONAL

4500 College Boulevard, Suite 240

Leawood, Kansas 66211

fax 801-277-3147

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of the Stockholders on November 15, 2007

The undersigned hereby appoints S. A. Sehsuvaroglu and John C. Garrison, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the stockholders of the Company to be held on November 15, 2007, and at any adjournment thereof, upon matters properly coming before the Annual Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as stated on the reverse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted “FOR” the nominees set forth herein.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR BY FAX TO THE TRANSFER AGENT AT (801) 277-3147.

THANK YOU FOR VOTING